Investor Contact:
I-trax Contact:          PR Contact:               Chris Witty / Jody Burfening
Janice MacKenzie         Karen Higgins             Lippert/Heilshorn
I-trax, Inc.             Sagefrog Marketing        & Associates, Inc.
(610) 459-2405 x109      (610) 831-5723            (212) 201-6609
jlmackenzie@i-trax.com   karenh@sagefrog.com       cwitty@lhai.com
----------------------   -------------------       ---------------


FOR IMMEDIATE RELEASE
---------------------


              I-TRAX ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS
              ----------------------------------------------------
          Full Year EBITDA of $3.9 million on Revenue of $99.8 million;
                        Record 177 Sites Under Management


CHADDS FORD, PA, February 28, 2005 -- I-trax,  Inc.  (Amex:  DMX), an integrated
provider  of  health  and  productivity  management  services,   today  reported
financial results for the fourth quarter and year ended December 31, 2004.

This release provides financial results for these periods on both an actual and pro forma basis, reflecting the March 19, 2004 merger between I-trax and CHD Meridian Healthcare as though the merger had occurred on January 1, 2003. In addition, the pro forma results exclude the impact of $2.8 million in one-time merger expenses. The pro forma financial results also reflect restated revenue and operating expenses, in recognition of an accounting change related to pharmaceutical sales for the calendar years 2004 and 2003, as previously described in a current report on Form 8-K/A filed on November 10, 2004. Lastly, the pro forma results also include adjustments to amortization expense associated with the intangibles acquired and interest expense related to the new senior secured credit facility.

The company also makes use of EBITDA (earnings before interest, taxes, depreciation and amortization) as a financial measure because the company believes it is a useful performance indicator. EBITDA is not a recognized term under generally accepted accounting principles, or "GAAP," and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA to net income/(loss) appears at the end of this release, as do both actual and pro forma results for the quarter and year periods.

          Pro Forma Quarterly Results

For the quarter ended December 31, 2004, I-trax reported net revenue of $26.4 million, up from last year's $25.2 million. This increase was due primarily to growth in the company's on-site operations and a settlement related to early termination of on-site contracts. These factors more than offset the impact of the discontinuation of certain clients' healthcare services due to bankruptcy or other facility closures. EBITDA for the quarter was $1.7 million compared with EBITDA of $(0.6) million in the fourth quarter of 2003, primarily as a result of the higher net revenue and lower professional liability and employee benefit expenses. Net income was $0.6 million for the quarter, or $0.02 per share, compared to a loss of $(2.0) million, or $(0.09) per share, last year.

          Pro Forma Year-End Results

For the year, net revenue rose to $99.8 million from $98.2 million in 2003. Adjusting for lost business from closed facilities, net revenue increased by $5.7 million, or 5.8%. EBITDA was $3.9 million for the year, compared to $2.1 million in 2003. The increase in EBITDA was due to net expansion of the on-site services and reduced insurance costs and professional expenses. Net loss for the full year decreased to $(2.2) million, or $(0.09) per share, from $(6.6) million, or $(0.31) per share.

Commenting on these results, Frank A. Martin, chairman, stated, "2004 was a transformational year for our company. The acquisition of CHD Meridian
Healthcare created a strong platform for future growth and gave us a solid market position with a world-class set of clients. The combination of I-trax technology and health management solutions with CHD Meridian's industry-leading onsite business gives us extraordinary breadth and depth of services for self-insured employers. We ended the year in a far stronger market and financial position, and we look forward with high expectations for the year to come.

"Since closing the CHD Meridian transaction last March, we have substantially completed the integration of the two companies' management teams and operations, as well as the finance, information technology, and sales and marketing functions. Our on-site business has had the best year in our history. At the end of 2004, we had 177 sites in operation, up from 168 at the end of the third quarter and 167 at the beginning of the year. Since year-end, we have initiated operations at six additional sites. During 2004, we also introduced population health management solutions, and successfully overcame the implementation and financial challenges associated with the early adoption of these new products to the satisfaction of our customers. We also added capacity while reducing fixed costs by outsourcing certain call center services, and continued to partner with vendors of complementary products and services.

"2005 will be a year of further investment for I-trax as we continue to build scale and augment our value proposition in the market for health and productivity management services. We are focusing on integrating our onsite and health management services clinical programs, expanding our health and productivity services, leveraging our technology and customer relationships, and strengthening our sales and marketing efforts to deliver a wide range of value-added services to our clients. We are taking steps to increase our pharmacy programs, by adding mail order delivery and pharmacy benefit management services. We intend to largely self-fund these growth initiatives, and to apply rigorous strategic, operational and financial criteria to each investment decision in an effort to maintain an appropriate balance between growth and profitability. We are also evaluating opportunities to acquire complementary businesses, particularly in health and productivity management. Our goal is to become the leading provider of comprehensive, integrated services that address the overall healthcare and productivity needs of our customers.

"We remain committed to achieving 2005 in EBITDA from existing operations of at least $5.0 million, to maximize access of our senior credit facility. We are confident that we have the growth plans in place - and the executive talent - to achieve our goals in 2005."


          Wall Street Analyst Forum

I-trax will present at the Wall Street Analyst Forum on Tuesday, March 1st, at 12:30pm within the Roosevelt Hotel in New York City. Additional information and registration details can be found at www.analyst-conference.com. A webcast will also be provided, which can be accessed at www.I-trax.com.


          IHPM Show

I-trax is a sponsor and will attend the Institute for Health and Productivity Management's Inaugural Conference on Care-Focused Disease Management at Work, March 9-11 in Orlando, Florida. Additional information can be found at http://www.ihpm.org/programs/dm/index.html.

          Conference Call

As a reminder, I-trax will host a conference call at 11:00 a.m. EST. During the call, Frank A. Martin, chairman, Dixon Thayer, chief executive officer, and David Bock, senior vice president and chief financial officer will discuss the company's financial results. The telephone number for the conference call is 888-527-1593. Investors may also listen to the conference call by going to I-trax's web site www.I-trax.com and selecting the conference link on the Investor Information page.

Investors will be able to access an encore recording of the conference call for one week by calling 706-645-9291 or 800-642-1687, Conference ID# 4028510. The
encore recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on I-trax's web site.


Attached: Pro forma & actual income statements, balance sheet, and EBITDA reconciliation

About I-trax
I-trax is a leading provider of integrated health and productivity management solutions formed by the merger of I-trax Health Management Solutions and CHD Meridian Healthcare. Serving nearly 100 clients at over 180 locations nationwide, I-trax offers wellness, disease management and on-site services. I-trax provides a comprehensive solution specifically designed for every individual regardless of location. The company is focused on improving health, satisfaction and productivity for individuals, while lowering the direct and indirect costs of healthcare related benefits. For more information, visit www.i-trax.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: the ability of I-trax and CHD Meridian Healthcare to integrate their businesses successfully; demand for the merged companies' products and services and the merged companies' ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; the merged companies' ability to renew and maintain contracts with existing customers under existing terms; and acceptance of I-trax's population health management solutions by the marketplace. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax and CHD Meridian Healthcare are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

                        I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                For The Quarters Ended December 31, 2004 and 2003
                              Pro Forma (Unaudited)
                        (in thousands, except share data)


                                                  2004             2003
                                              ------------     ------------
Net revenue                                   $     26,435     $     25,165

Costs and expenses:
         Operating expenses                         19,521           19,359
         General & administrative expenses           5,243            6,074
         Depreciation and amortization                 977            1,156 (1)
                                              ------------     ------------
Total Costs and expenses                            25,741           26,589

Operating Income (loss)                                694           (1,424)

         Interest                                      102              637 (2)
         Amortization of financing costs                73               42
         Other                                        --                303
                                              ------------     ------------
Income before taxes                                    519           (2,406)

         Provision for income taxes                    (83)            (449)
                                              ------------     ------------

Net Income (loss)                             $        602     $     (1,957)
                                              ============     ============

Weighted Average Shares                         24,996,143       22,996,975
                                              ------------     ------------

Earnings Per Share                            $       0.02     $      (0.09)
                                              ============     ============



Reconciliation of net income to EBITDA

Net income (loss)                             $        602     $     (1,957)
Add: Depreciation and amortization                   1,050            1,198
Add: Provision for income taxes                        (83)            (449)
Add: Interest                                          102              637
                                              ------------     ------------
EBITDA                                        $      1,671     $       (571)
                                              ------------     ------------



(1) Includes pro forma adjustment of $435 for amortization of CHD Meridian intangibles
(2) Includes pro forma adjustment of $180 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian

                          I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                For The Quarters Ended December 31, 2004 and 2003
                               Actual (Unaudited)
                        (in thousands, except share data)


                                                    2004             2003
                                                ------------     ------------

Net revenue                                     $     26,435     $        521

Costs and expenses:
         Operating expenses                           19,521              667
         General & administrative expenses             5,243            1,385
         Depreciation and amortization                   977              385
                                                ------------     ------------
Total Costs and expenses                              25,741            2,437

Operating Income (loss)                                  694           (1,916)

         Interest                                        102              483
         Amortization of financing costs                  73               42
         Other                                          --                302
                                                ------------     ------------
Income before taxes                                      519           (2,743)

         Provision for income taxes                      (83)            --
                                                ------------     ------------

Net Income (loss)                               $        602     $     (2,743)
                                                ============     ============

Weighted Average Shares                           24,996,143       12,996,975
                                                ------------     ------------

Earnings Per Share                              $       0.02     $      (0.21)
                                                ============     ============



Reconciliation of net income to EBITDA

Net income (loss)                               $        602     $     (2,743)
Add: Depreciation and amortization                     1,050              427
Add: Provision for income taxes                          (83)            --
Add: Interest                                            102              483
                                                ------------     ------------
EBITDA                                          $      1,671     $     (1,833)
                                                ------------     ------------

                          I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 For The Years Ended December 31, 2004 and 2003
                              Pro Forma (Unaudited)
                        (in thousands, except share data)

                                                  2004              2003
                                             ------------      ------------

Net revenue                                  $     99,757      $     98,183

Costs and expenses:
         Operating expenses                        76,180            75,340
         General & administrative expenses         19,647 (1)        20,434
         Depreciation and amortization              4,689 (2)         4,903 (5)
                                             ------------      ------------
Total Costs and expenses                          100,516           100,677

Operating Income (loss)                              (759)           (2,494)

         Interest                                   1,153 (3)         3,038 (6)
         Amortization of financing costs              132               337
         Other                                         -- (4)           352 (7)
                                             ------------      ------------
Income before taxes                                (2,044)           (6,221)

         Provision for income taxes                   168               339
                                             ------------      ------------

Net Income (loss)                            $     (2,212)     $     (6,560)
                                             ============      ============

Weighted Average Shares                        24,603,248        20,904,553
                                             ------------      ------------

Earnings Per Share                           $      (0.09)     $      (0.31)
                                             ============      ============



Reconciliation of net income to EBITDA

Net income (loss)                            $     (2,212)     $     (6,560)
Add: Depreciation and amortization                  4,821             5,240
Add: Provision for income taxes                       168               339
Add: Interest                                       1,153             3,038
                                             ------------      ------------
EBITDA                                       $      3,930      $      2,057
                                             ------------      ------------



(1) Includes pro forma adjustment of $(2,770) of transaction costs expensed in the period
(2) Includes pro forma adjustment of $435 for amortization of CHD Meridian intangibles
(3) Includes pro forma adjustment of $180 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian
(4)  Excludes pro forma adjustment of $350 related to common stock warrants.
(5) Includes pro forma adjustment of $1,740 for amortization of CHD Meridian intangibles
(6) Includes pro forma adjustment of $720 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian
(7)  Includes pro forma adjustment of $350 related to common stock warrants.

                          I-trax, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 For The Years Ended December 31, 2004 and 2003
                               Actual (Unaudited)
                        (in thousands, except share data)

                                                    2004              2003
                                                ------------     ------------

Net revenue                                     $     76,402     $      4,189

Costs and expenses:
         Operating expenses                           58,152            2,373
         General & administrative expenses            16,585            5,429
         Depreciation and amortization                 3,866            1,702
                                                ------------     ------------
Total Costs and expenses                              78,603            9,504

Operating Income (loss)                               (2,201)          (5,315)

         Interest                                      1,002            2,405
         Amortization of financing costs                 132              337
         Other                                           350                2
                                                ------------     ------------
Income before taxes                                   (3,685)          (8,059)

         Provision for income taxes                      168             --
                                                ------------     ------------

Net Income (loss)                               $     (3,853)    $     (8,059)
                                                ============     ============

Weighted Average Shares                           22,466,262       10,904,553
                                                ------------     ------------

Earnings Per Share                                     (0.17)    $      (0.74)
                                                ============     ============



Reconciliation of net income to EBITDA

Net income (loss)                               $     (3,853)    $     (8,059)
Add: Depreciation and amortization                     3,998            2,039
Add: Provision for income taxes                          168             --
Add: Interest                                          1,002            2,405
                                                ------------     ------------
EBITDA                                          $      1,315     $     (3,615)
                                                ------------     ------------

                          I-trax, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 2004 and 2003
                               Actual (Unaudited)


                                                 12/31/2004    12/31/2003
                                                 ---------     ---------
ASSETS
Current assets
Cash and cash equivalents                        $   3,805     $     574
Accounts receivable, net                            14,238           549
Deferred tax asset                                   1,093            --
Other current assets                                 1,977           188
                                                 ---------     ---------
Total current assets                                21,113         1,311

Property, Plant and equipment, net                   6,719         1,675
Intangible assets, net                              77,138        10,592
Other assets                                            61            25

                                                 ---------     ---------
Total Assets                                     $ 105,031     $  13,603
                                                 =========     =========

LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                 $   6,120     $     606
Deferred revenue                                     1,434           240
Other accruals and liabilities                      13,449           756
                                                 ---------     ---------
Total current liabilities                           21,003         1,602

Common stock warrants                                 --           2,760
Deferred tax liability                               1,526            --
Other long term liabilities                         10,655           856
                                                 ---------     ---------
Total Liabilities                                   33,184         5,218

Shareholders' equity
Preferred stock $0.001 par value,
2,000,000 shares authorized, 1,070,283
 and -0- issued and outstanding,
respectively                                             1            --

Common stock, $0.001 par value, 100,000,000
 shares authorized, 26,226,818 and 13,966,817
 shares issued and outstanding, respectively            25            14
Paid in capital                                    130,399        47,276
Retained earnings                                  (58,578)      (38,905)
                                                 ---------     ---------
Total shareholders' equity                          71,847         8,385

                                                 ---------     ---------
Total liabilities and shareholders' equity       $ 105,031     $  13,603
                                                 =========     =========